UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA
IN RE PLASTIC ADDITIVES ANTITRUST LITIGATION	Master Docket No. 03-CV-2038
THIS DOCUMENT RELATES TO: ALL ACTIONS

SETTLEMENT AGREEMENT WITH CROMPTON CORPORATION

     This Settlement Agreement ("Agreement") is made and entered into this 11th day of August, 2004 (the "Execution Date"), by and between defendant Crompton Corporation ("Crompton") and plaintiff class representatives (collectively, "Plaintiffs"), both individually and on behalf of a class of purchasers of Plastics Additives (as defined in paragraph A7 below) who purchased Plastics Additives in the United States directly from any defendant formerly, currently or subsequently named in the Consolidated Amended Complaint (the "Complaint") in the above-captioned action (the "Action" or "Civil Action") during the period from January 1, 1990 to and including January 31, 2003.

     WHEREAS, Plaintiffs are prosecuting the Action on their own behalf and on behalf of the Class against Crompton, Rohm & Haas Company, ATOFINA Chemicals, Inc., a/k/a Elf Atochem North America, Inc., Ferro Corporation, Mitsubishi Rayon America, Inc., Kreha Corporation of America, Akcros Chemicals America, Akzo Nobel, Inc., and Baerlocher USA, L.L.C. (collectively, the "Defendants"); and

     WHEREAS, Plaintiffs allege that Crompton participated in an unlawful conspiracy to raise, fix, maintain, or stabilize the price of Plastics Additives (as defined in paragraph A7 below) in the United States at artificially high levels in violation of Section 1 of the Sherman Act; and

     WHEREAS, Crompton denies Plaintiffs' allegations; and

     WHEREAS, Plaintiffs have conducted an investigation into the facts and the law regarding the Action and have concluded that a settlement with Crompton according to the terms set forth below is in the best interest of Plaintiffs and the Class; and

     WHEREAS, Crompton, despite its belief that it has good defenses to the claims alleged, has nevertheless agreed to enter into this Agreement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation; and

     WHEREAS, Plaintiffs have agreed to accept the Settlement Amount based, in part, on (1) Crompton's representations regarding both its present and projected financial condition and its inability to pay more, especially in light of its current and potential liabilities; and (2) the value of its cooperation to the Plaintiffs and the Class; and

     WHEREAS, Crompton has made confidential, material representations to Plaintiffs with respect to the amount of commerce of Plastics Additives at issue in the Settlement and its market share with respect to such products; and

     WHEREAS, Crompton has agreed to cooperate with Plaintiffs and has represented that it will provide cooperation with respect to named and unnamed co-conspirators, and, as the first-settling Defendant, Crompton's cooperation will save Plaintiffs substantial burden and expense of litigation, and

     WHEREAS, a material consideration in Plaintiffs entering into this Agreement is their desire promptly to obtain the cooperation from Crompton.

     NOW, THEREFORE, in consideration of the covenants, agreements and releases set forth herein and for other good and valuable consideration, it is agreed by and among the undersigned that the Action be settled, compromised and dismissed with prejudice as to Crompton only, without costs as to Plaintiffs, the Class, or Crompton, subject to the approval of the Court, on the following terms and conditions.

          A.     Definitions

The following terms, as used in this Agreement, have the following meanings:

      "Class" means:

      All persons (excluding governmental entities, Defendants, other producers of Plastics Additives, and the present and former parents, subsidiaries and affiliates of the foregoing) who purchased Plastics Additives in the United States directly from any of the Defendants formerly, currently or subsequently named in the Action or from any predecessors, parents, subsidiaries or affiliates thereof at any time during the period from January 1, 1990 to and including January 31, 2003.

      "Class Counsel" shall refer to the law firms of Kohn, Swift & Graf, P.C., One South Broad Street, Suite 2100, Philadelphia, PA 19107; Cohen, Milstein, Hausfeld & Toll, P.L.L.C., 150 East 52 Street, New York, NY 10022; Gold Bennett Cera & Sidener LLP, 595 Market Street, Suite 2300, San Francisco, CA 94105; and Kaplan Fox & Kilsheimer, LLP, 805 Third Avenue, 22" Floor, New York, NY 10022.
      "Class Member" means each member of the Class who does not timely elect to be excluded from the Class.
      "Class Period" means the period from and including January 1, 1990 up to and including January 31, 2003.
      "Class Representative" or "Plaintiffs" means Gitto/Global Corporation, Polyvel, Inc., Isaac Industries, Inc., Newline Color Inc., Crane Group Co., Crane Plastics Company LLC, Crane Plastics Manufacturing Ltd., Crane Plastics Siding LLC, Crane Products Ltd., TimberTech Limited, Surprise Plastics, Inc., Ex-Tech Plastics, Inc., and Industrial Rubber Products, LLC.

      "Crompton" means Crompton Corporation and its subsidiaries, predecessors, and affiliates.
      "Plastics Additives" means products used as heat stabilizers, impact modifiers, and processing aids (including tin-based stabilizers, mixed metal stabilizers and epoxidized oils used as co-stabilizers/plasticizers) to manufacture or process plastics, but does not include (a) organic peroxides, including diacyl peroxides, benzoyl peroxide, dialkyl peroxides, peroxy-dicarbonates, peroxyesters, peroxyketals, hydroperoxides, and ketone peroxides; (b) any synthetic rubber product, including EPDM and NBR; (c) any urethane or urethane chemical product; (d) any rubber chemical; or (e) any resin or resin chemical product.
      "Releasees" shall refer jointly and severally, individually and collectively to Crompton, and its past and present officers, directors, employees, parents, and subsidiaries and the predecessors, successors, heirs, executors, administrators, and assigns of each of the foregoing. Notwithstanding the foregoing, "Releasees" does not include (i) any other defendant formerly or currently named in the Action, any defendant subsequently added or joined in the Action, or any co-conspirator or (ii) any individual who invokes his or her rights against self-incrimination relating to Plastics Additives under the Fifth Amendment in the Action.
      "Releasors" shall refer jointly and severally, individually and collectively to Plaintiffs and the Class Members and their respective past and present parents, subsidiaries, and affiliates.
      "Settlement Amount" means Five Million Dollars ($5,000,000) in United States currency.
      The "Settlement Fund" shall be the Settlement Amount and any interest earned on that amount.

      "Claims" shall mean any and all actions, suits, claims, rights, demands, assertions, allegations, causes of action, controversies, proceedings, losses, damages, injuries, attorneys' fees, costs, expenses, debts, liabilities, judgments, or remedies, in each case, which are directly related to the subject matter of the lawsuit styled In Re Plastic Additives Antitrust Litigation, 03-CV-2038.

                B.     Stipulation to Class Certification

           13.     The parties to this Agreement hereby stipulate that the requirements of Federal Rules of Civil Procedure 23(a) and 23(b)(3) are satisfied in this case, and, subject to Court approval, the following Class shall be certified for settlement purposes as to Crompton:

      All persons (excluding governmental entities, Defendants, other producers of Plastics Additives, and the present and former parents, subsidiaries and affiliates of the foregoing) who purchased Plastics Additives in the United States directly from any of the Defendants formerly, currently or subsequently named in the Action or from any predecessors, parents, subsidiaries or affiliates thereof at any time during the period from January 1, 1990 to and including January 31, 2003.

                C.     Approval of this Agreement and Dismissal of Claims

           14.     Plaintiffs and Crompton shall use their best efforts to effectuate this Agreement, including cooperating in promptly seeking the Court's approval of procedures (including the giving of class notice under Federal Rules of Civil Procedure 23(c) and (e)) to secure certification of the Class and the prompt, complete, and final dismissal with prejudice of the Action as to Crompton.

           15.     Within ten (10) business days after the execution of this Agreement, and provided that the Settlement Amount has been paid as set forth in paragraph 19 of this Agreement, Plaintiffs shall submit to the Court a motion, to be joined in or stipulated to by Crompton, requesting entry of an Order in the form attached hereto as Exhibit "A" preliminarily approving the settlement and authorizing dissemination of notice to the proposed Settlement

      Class (the "Motion"). The Motion shall include: (a) the definition of the Class to be certified by the Court pursuant to this Agreement; and (b) the proposed forms of, method for, and date of dissemination of notice to the Class attached as Exhibits "B" and "C". Individual notice of the settlement shall be mailed to persons and entities who are identified by Crompton and by the other Defendants in the Action as direct purchasers of Plastics Additives in the United States from Crompton and the other Defendants in the Action during the Class Period, and notice of the settlement shall be published once in the national edition of The Wall Street Journal. Crompton shall supply to Class Counsel in electronic mailing format or such form as may be reasonably requested by Class Counsel, the names and addresses of potential Class Members as it has in its files or may obtain using reasonable efforts.

           16.     Plaintiffs and Crompton shall jointly seek entry of a final judgment order, in the form attached as Exhibit "D," providing inter alia:

        as to the Action, approving finally this Agreement and its terms as being a fair, reasonable, and adequate settlement as to the Class Members within the meaning of Rule 23 of the Federal Rules of Civil Procedure and directing its consummation according to its terms;
        directing that, as to Crompton, the Action be dismissed with prejudice and, except as provided for in this Agreement, without costs;
        reserving exclusive jurisdiction over the settlement and this Agreement, including the administration and consummation of this settlement; and
        determining under Federal Rule of Civil Procedure 54(b) that there is no just reason for delay and directing that the judgment of dismissal as to Crompton shall be final and entered forthwith.

     17.      This Agreement shall become final only when: (a) the Court has entered a final judgment order approving this Agreement under Rule 23(e) of the Federal Rules of Civil Procedure and a final judgment dismissing the Action against Crompton with prejudice as to all

Class Members and without costs has been entered, and (b) the time for appeal or to seek permission to appeal from the Court's approval of this Agreement and entry of a final judgment as described in clause (a) above has expired or, if appealed, approval of this Agreement and the final judgment has been affirmed in its entirety by the Court of last resort to which such appeal has been taken and such affirmance has become no longer subject to further appeal or review ("Effective Date"). It is agreed that neither the provisions of Rule 60 of the Federal Rules of Civil Procedure nor the All Writs Act, 28 U.S.C. Section 1651, shall be taken into account in determining the above-stated times.

          D.      Release and Discharge

     18.      Upon the occurrence of the Effective Date and in consideration of payment of the Settlement Amount, as specified in paragraph 19 of this Agreement, and Crompton's compliance with the cooperation provisions of this Agreement set forth in Section I, below, the Releasees shall be completely released, acquitted, and forever discharged from any and all claims, demands, actions, suits, and causes of action, whether class, individual, or otherwise in nature, that Releasors, or any one of them, ever had, now has, or hereafter can, shall, or may have against the Releasees, whether known or unknown, on account of or arising out of or resulting from the purchase of Plastics Additives in the United States during the Class Period based in whole or in part on the facts, occurrences, transactions or other matters alleged in the Complaint filed in the Action, which arise under any federal or state antitrust, unfair competition, unfair practices, price discrimination, unitary pricing, trade practice, or civil conspiracy law, including, without limitation, the Sherman Antitrust Act, 15 U.S.C. Section 1 et seq., provided, however, that nothing herein shall release any claims by purchasers not located in the United States who purchased Plastics Additives outside the United States or claims made by indirect purchasers of Plastics Additives, or any product defect, breach of contract, or similar claim between the parties relating to Plastics Additives (the "Released Claims"). The Releasors shall not, after the Effective Date of this Agreement, seek to recover against any of the Releasees for any of the Released Claims.

          E.      Payments

     19.      Settlement Payment. Crompton shall pay or cause to be paid the Settlement Amount of Five Million Dollars ($5,000,000) in settlement of the Action. The Settlement Amount shall be wire transferred by Crompton within five (5) days of the Execution Date into the Settlement Fund, which shall be established as an escrow account at PNC Bank in Philadelphia designated by Class Counsel, and administered in accordance with the provisions of Section F of this Agreement.

     20.      Right to Withdraw from the Settlement. Within five (5) business days after the end of the period to request exclusion from the Class established by the Court and set forth in the notice, Plaintiffs shall provide Crompton, through their counsel, with a written list of all potential Class Members who have timely exercised their rights to be excluded from the Class. Plaintiffs and Crompton will then ascertain the total dollar amount of sales of Plastics Additives made during the Class Period to entities requesting exclusion from the Class (the "opt-out amount"). In the event that the opt-out amount is equal to or greater than ten percent (10%) of the total dollar amount of sales of Plastics Additives made by Defendants during the Class Period, then Crompton may in its discretion elect to withdraw from the Settlement Agreement, by providing written notice to Class Counsel within twenty (20) days of receipt of the list of opt-outs.

     21.      Upon receipt of such notice, Plaintiffs shall, within ten (10) days, provide Crompton with written notice of any challenge by Plaintiffs to such claim of entitlement to withdraw from the Settlement Agreement. In the event the parties are unable to agree upon the opt-out amount, they shall submit the issue to the Court for decision, and the Court's decision will be final, binding, and unappealable.

          F.      The Settlement Fund

     22.      Before the Court issues a final judgment order approving this Agreement, disbursements for expenses associated with providing notice of the settlement to the Class, expenses associated with administering the settlement, and any payments and expenses incurred in connection with taxation matters relating to the settlement and this Agreement (as addressed by paragraph 29 of this Agreement) may be made from the Settlement Fund, and such amounts shall not be refundable to Crompton in the event the Agreement is disapproved, rescinded, or otherwise fails to become effective.

     23.      The Settlement Fund shall be invested in United States Government Treasury obligations or United States Treasury Money Market funds (provided, however, that such portions of the Settlement Fund as may reasonably be needed to pay current expenses associated with providing notice to the Class, administering the Settlement Fund and the settlement may be deposited in a federally insured bank account in the Bank or United States Treasury Money Market funds in an amount not exceeding $250,000). All interest earned on the Settlement Fund shall become and remain part of the Settlement Fund.

     24.      Crompton shall not have any responsibility, financial obligation, or liability whatsoever with respect to the investment, distribution, use, or administration of the Settlement Fund, including, but not limited to, the costs and expenses of such investment, distribution, administration, or use except as expressly otherwise provided in this Agreement.

     25.      Plaintiffs and Class Counsel shall be reimbursed and paid solely out of the Settlement Fund for all expenses including, but not limited to, attorneys' fees, past, current, or future litigation expenses, and the costs of giving notice of this settlement to Class Members.

Crompton shall not be liable for any costs, fees, or expenses of any of Plaintiffs' respective attorneys, experts, advisors, agents, or representatives, but all such costs, fees, and expenses as approved by the Court shall be paid out of the Settlement Fund.

          G.      Rescission if the Agreement is Not Finally Approved

     26.      If the Court refuses to approve this Agreement or any part hereof, or if such approval is modified or set aside on appeal, or if the Court does not enter the final judgment order or if the Court enters the final judgment order and appellate review is sought and, on such review, such final judgment order is not affirmed, then Crompton and the Plaintiffs shall each, in their sole discretion, have the option to rescind this Agreement in its entirety and any and all amounts then constituting the Settlement Fund shall be returned forthwith to Crompton, except for such disbursements made or incurred in accordance with Paragraph 22 of this Agreement. A modification or reversal on appeal of any amount of Class Counsel's fees and expenses awarded by the Court from the Settlement Fund or any plan of allocation or distribution of the Settlement Fund shall not be deemed a modification of all or a part of the terms of this Agreement or such final judgment order.

          H.      Bankruptcy

     27.      In the event that a bankruptcy petition is filed as to Crompton and, as a result of such bankruptcy, Plaintiffs are obliged to return to Crompton or for the benefit of Crompton or Crompton's creditors any or all of the Settlement Fund, then it is agreed, and the final judgment shall so provide, that this Agreement shall be null and void and Plaintiffs and the Class reserve their right to proceed against Crompton and other Releasees for the full amount of their claims and their damages, offset only by the Settlement Amount paid by Crompton (plus interest thereon) to the extent retained by Plaintiffs. Under such circumstances, it is expressly agreed by and between Plaintiffs and the Class, on the one hand, and Crompton, on the other, that

Plaintiffs and the Class reserve all their rights as to, and may prosecute to judgment, all of their original claims for damages against Crompton which were to have been settled by this Agreement, which claims, if successfully prosecuted through trial and appeals, may exceed the amount of this settlement.

     28.      In the event the Court modifies this Agreement, then each party will have five (5) days in which to exercise the option to rescind this Agreement in its entirety and any and all amounts then constituting the Settlement Fund shall be returned forthwith to Crompton, except for such disbursements made or incurred in accordance with Paragraph 22 of this Agreement.

       I.     Cooperation Agreement

                   29.      (a) Crompton shall timely provide to Plaintiffs the cooperation set forth in Section 103(b) of the "Antitrust Criminal Penalty Enhancement and Reform Act of 2003."

                   (b)     Whether or not included under subparagraph (a), upon execution of this Agreement, Crompton shall:

(1)     Produce to Plaintiffs all documents provided to any grand jury or other investigatory or law enforcement body (whether or not it is investigating Plastics Additives or other products), the United States Department of Justice, or any domestic or foreign governmental or law enforcement agency (e.g., the European Competition Commission, the Canadian Competition Bureau or Japanese authorities) without geographic limitation, concerning the allegations of the Civil Action, including any white papers, computer document databases, economic reports or analyses, transcripts of any statements whether or not made under oath, document translations, chronologies, narratives, or other materials provided to any of the foregoing;

(2)     Produce to Plaintiffs electronic transactional data for sales of Plastics Additives. In connection with the production of such data, Crompton shall make available its technical and computer personnel, at reasonable times, to assist Plaintiffs in understanding and utilizing such data; and

(3)     Meet with Class Counsel to identify documents and persons relating to the antitrust violations alleged in the Action, including without limitation the dates, locations, and participants in communications with competitors, and to provide all information known to them regarding the potential culpability of the current and former named defendants and unnamed co-conspirators.

                    (c)     Whether or not included under subparagraph (a), upon the Effective Date of this Agreement:

(1)      Crompton shall provide full cooperation to Class Counsel with respect to discovery and gathering evidentiary materials relating to Plaintiffs' claims in the Action, as set forth herein.

(2)     This cooperation shall include conferences with Crompton's counsel, and Crompton shall make best efforts to make available in the United States, upon reasonable notice and at Crompton's expense, current and former directors, officers, and employees of Crompton, including of any predecessor entities, who are believed to have knowledge of the antitrust violations alleged in the Action, to provide information regarding the antitrust violations alleged in the Action in personal interviews, to provide authentication of documents, to produce documents, to prepare declarations and/or affidavits, and/or provide testimony at deposition and/or at trial. As to former directors, officers, and employees, Crompton shall use its best efforts to have such individuals appear in the United States for interviews, depositions, and trial testimony under the same conditions as for the current directors, officers, and employees of Crompton. Any persons made available under this paragraph shall be made available at a mutually agreeable time and place.

(3)     Crompton also agrees to produce at trial and/or deposition, or through acceptable affidavits or declarations, representatives qualified to establish for admission into evidence Crompton's documents, and evidence of Crompton's sales of Plastics Additives to the Class during the Class

Period and any other documents of Crompton, and, to the extent possible with respect to its co-conspirators.

(4)     Crompton shall also produce any other documents in its possession, custody, or control referring or relating to the antitrust violations alleged in the Action within thirty (30) days of this Agreement becoming effective.

(5)     Crompton also agrees to meet as often as is reasonable and necessary with Class Counsel to identify documents and people relating to the antitrust violations alleged in the Action, and the potential culpability of the current and former named defendants and unnamed co-conspirators.

(6)     Nothing in this Agreement shall require Crompton or any of its present, former, or future officers, directors or employees to provide any information or documents subject to any privilege or protection from discovery based upon the work product doctrine, attorney client privilege or Fifth Amendment privilege or a court order of non-disclosure, nor shall such privileges be deemed waived; provided, however, that nothing in this subparagraph (29(b)(6)) shall limit any obligations set forth in paragraph 29(a).

(7)     Crompton shall have the right to designate any information or materials in accordance with an appropriate protective order.

(8)     All information and materials provided by Crompton to Class Counsel regarding Plastics Additives shall be used only in connection with this lawsuit and shall not be used directly or indirectly for any other purpose.

          J.      Taxes

     30.      Class Counsel shall be solely responsible for filing all informational and other tax returns necessary to report any net taxable income earned by the Settlement Fund and shall file all informational and other tax returns necessary to report any income earned by the Settlement Fund and shall be solely responsible for taking out of the Settlement Fund, as and when legally required, any tax payments, including interest and penalties due on income earned by the Settlement Fund. All taxes (including any interest and penalties) due with respect to the income earned by the Settlement Fund shall be paid from the Settlement Fund. Crompton shall have no responsibility to make any filings relating to the Settlement Fund and will have no responsibility to pay tax on any income earned by the Settlement Fund or to pay any taxes on the Settlement Fund unless the settlement is not consummated and the Settlement Fund is returned to Crompton. In the event the settlement is not consummated, Crompton shall be responsible for the payment of all taxes (including any interest or penalties) on said income.

          K.      Miscellaneous

     31.      This Agreement does not settle or compromise any claim by Plaintiffs or any Class Member asserted in any other action against Crompton (or any of its affiliates) or in this Action (or any other action) against any former, current, or future defendants or alleged co-conspirator other than the Releasees. All rights of any Class Member against former, current, or future defendants or co-conspirators or any other person or entity other than the Releasees are specifically reserved by Plaintiffs and the Class Members. The sales of Plastics Additives by Crompton in the United States shall remain in the case against the current or future defendants in the Action as a basis for damage claims and shall be part of any joint and several liability claims against current or future defendants in the Action or other persons or entities other than the Releasees.

     32.      Plaintiffs waive California Civil Code Section 1542 and similar provisions in other states. Plaintiffs hereby certify that they are aware of and have read and reviewed the following provision of California Civil Code Section 1542 ("Section 1542"): "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." The provisions of the release set forth above shall apply according to their terms, regardless of the provisions of Section 1542 or any equivalent, similar, or comparable present or future law or principle of law of any jurisdiction. Plaintiffs hereby expressly waive and relinquish any and all rights and benefits existing under (i) Section 1542 or any equivalent, similar or comparable present or future law or principle of law of any jurisdiction and (ii) any law or principle of law of any jurisdiction that would limit or restrict the effect or scope of the provisions of the release set forth above.

     33.      This Agreement constitutes the entire agreement among Plaintiffs and Crompton pertaining to the settlement of the Action against Crompton only and supersedes any and all prior and contemporaneous undertakings of Plaintiffs and Crompton in connection therewith. This Agreement may be modified or amended only by a writing executed by Plaintiffs and Crompton and approved by the Court.

     34.       Agreement may be executed in counterparts by Plaintiffs and Crompton, and a facsimile signature shall be deemed an original signature for purposes of executing this Agreement.

     35.      Each of the undersigned attorneys represents that he or she is fully authorized to enter into the terms and conditions of, and to execute, this Agreement, subject to Court approval.

__________________________	______________________________
Joseph C. Kohn William E. Hoese KOHN, SWIFT & GRAF, P.C. One South Broad Street Suite 2100 Philadelphia, PA 19107-3389 (215) 238-1700 Dated: August __, 2004	Linda P. Nussbaum COHEN MILSTEIN HAUSFELD & TOLL, P.L.L.C. 1100 New York Avenue, N.W. Suite 500 West Washington, D.C. 20005-3964 (202) 408-4600 Dated: August __, 2004

_______________________________	__________________________________
Robert N. Kaplan Richard J. Kilsheimer KAPLAN FOX & KILSHEIMER, LLP 805 Third Avenue, 22 nd Floor New York, NY 10022 (212) 687-1980 (415)777-2230 Dated: August __, 2004	Paul F. Bennett Steven O. Sidener GOLD BENNETT CERA & SIDENER LLP 595 Market Street, Suite 2300 San Francisco, CA 94105 Dated: August __, 2004

                                      Class Counsel

_________________________________	______________________________
Ian Simmons O'MELVENY & MYERS LLP 1625 Eye Street, NW Washington, DC 20006-4001 (202) 383-5300 Dated: August __, 2004	Thomas J. McGarrigle REED SMITH LLP 2500 One Liberty Place Philadelphia, PA 19103-7301 (215) 851-8100 Dated: August __, 2004

                                 Counsel for Crompton